UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2023 (January 11, 2023)

Stellus Private Credit BDC

(Exact name of registrant as specified in its charter)

Delaware	000-56378	87-6878660
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

4400 Post Oak Parkway, Suite 2200
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 292-5400

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 11, 2023, the Board of Trustees (the “Board”) of Stellus Private Credit BDC (the “Company”), a Delaware statutory trust, approved an amendment and restatement of the Company’s Amended and Restated Agreement and Declaration of Trust (as amended and restated, the “Second Amended and Restated Agreement and Declaration of Trust”) to remove the requirement that the Company have a Trustee who is a resident of Delaware or which has its principal place of business in Delaware. The amendments contained in the Second Amended and Restated Agreement and Declaration of Trust were made pursuant to changes to the Delaware Statutory Trust Act (the “Act”), which made Section 3807(b) of the Act applicable to business development companies, such as the Company.

The Second Amended and Restated Agreement and Declaration of Trust became effective on January 11, 2023.

The foregoing description of the Second Amended and Restated Agreement and Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Agreement and Declaration of Trust, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Agreement and Declaration of Trust of Stellus Private Credit BDC, effective as of January 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Stellus Private Credit bdc

Date: January 13, 2023	By:	/s/ W. Todd Huskinson
		Name:	W. Todd Huskinson
		Title:	Chief Financial Officer, Chief Operating Officer and Secretary